                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   __________


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          February 29, 1996
                                                -------------------------------


                        LONESTAR HOSPITALITY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            DELAWARE                   0-08718                 75-2242792
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification No.)




           3131 Turtle Creek Blvd., Suite 1301, Dallas, Texas  75219
           ---------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:       (214) 520-9292
                                                   ----------------------------


          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------

     Effective February 29, 1996, Citadel Computer Systems Incorporated ("Citadel"), a Delaware corporation, merged into LSHC Acquisition, Inc. ("LSHC"), a wholly owned Delaware subsidiary of LoneStar Hospitality Corporation (the "Company" or "LoneStar") (the "Merger"). As a result of the Merger, a change in control of the Company occurred. See Item 2 for a description of the Merger and related transactions.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

     MERGER WITH CITADEL. Effective February 29, 1996, Citadel merged into LSHC, a wholly owned Delaware subsidiary of the Company, pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated February 29, 1996 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, each stockholder of Citadel is entitled to receive 4.5 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company for each share of common stock of Citadel held by such stockholder. Prior to the Merger, Citadel had 3,000,000 shares of common stock outstanding. In addition, each outstanding option and warrant to purchase capital stock of Citadel became an option or warrant to purchase a number of shares of Common Stock of the Company equal to
4.5 times the number of shares subject to the Citadel options and warrants at the same aggregate exercise price of the Citadel options and warrants. Former stockholders of Citadel now own approximately 75% of the issued and outstanding shares of Common Stock of the Company on a fully diluted basis. The Merger Agreement is set forth as an exhibit hereto. The Board of Directors also approved changing the name of LoneStar to Citadel Computer Systems Incorporated to better reflect the recent merger of LoneStar and Citadel. See "Item 5."

     Gilbert Gertner, the former Chairman of Citadel, will serve as Chairman of the Company, George Sharp, the former President and Chief Executive Officer of Citadel, will serve as President and Chief Executive Officer of the Company and Steven Solomon, the former President and Chief Executive Officer of the Company, will serve as Senior Vice President-Chief Operating Officer and Secretary of the Company. Pursuant to the Merger Agreement, Mr. Gertner and Mr. Sharp beneficially own more than 50% of the outstanding Common Stock of the Company. Pursuant to the Merger Agreement, Messrs. Gertner and Sharp have become directors of the Company. Three directors of LoneStar prior to the Merger have remained on the Board of Directors: Chris A. Economou, Axel Sawallich and Mr. Solomon. The other directors resigned effective as of the effective date of the Merger.

     Citadel was incorporated in Delaware in June 1992. Citadel is a Houston, Texas-based developer and marketer of NetOff, a computer software product designed to secure and manage computer networks. Citadel will maintain corporate offices in Houston and Dallas. The Houston office is located at 2950 North Loop West, Suite 1080, Houston, Texas 77092.

     During the past two years, Citadel has distributed over 15,000 copies of NetOff to large network users, representing an estimated 1.5 million computers protected by NetOff.

     SALE OF THE RESTAURANT ASSETS. The Company has consummated the sale of the five Miami Subs Grill restaurants in the Dallas, Texas area owned by its wholly-owned subsidiary, LS Holding Corp. to Miami Subs of Fort Lauderdale, Florida. Miami Subs is also the franchisor of the Miami Subs Grill restaurants. In addition, Miami Subs has also acquired from LS Holding Corp. the right to develop additional Miami Subs Grill restaurants in the Dallas/Fort Worth area and will assume LoneStar's indebtedness of $1,500,000 to Stephens Diversified Leasing, Inc. ("Stephens").

     LoneStar has received 1,325,000 shares of Miami Subs' common stock (the "Miami Subs Stock"), and Miami Subs has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") covering the Miami Subs Stock within 60 days after the closing. During the six months following the closing, LoneStar will not be able to sell any of the Miami Subs Stock, except with the consent of Miami Subs, and Miami Subs will have the right to acquire the Miami Subs Stock for $2.50 per share. Thereafter, LoneStar will be able to sell the Miami Subs Stock in private transactions, or in open market transactions not to exceed 240,000 shares per calendar quarter or 20,000 shares per week. All sales by LoneStar will be subject to a right of first refusal by Miami Subs.

     Miami Subs has assumed no liabilities of LoneStar, except for LoneStar's loan from Stephens and certain restaurant and equipment leases. LoneStar has also issued to Miami Subs a promissory note in the principal amount of $1,500,000, and is secured by the Miami Subs Stock. The note will not bear interest and will be due on or before April 30, 1996. The maturity date of the note may be extended to July 1, 1996 if LoneStar makes a principal payment of $50,000 on or before April 30, 1996.

     ACQUISITION OF ASSETS OF CIRCUIT MASTER SOFTWARE, INC. On March 8, 1996, LoneStar consummated the acquisition of certain software programs of Circuit Master Software, Inc. ("Circuit Master"). As consideration for the sale, LoneStar will pay $240,000 in cash and notes, assume the liability for the payment of certain trade payables and issue LoneStar Common Stock valued at $2,000,000, based on the average closing trading price of LoneStar Common Stock for the 30 trading days following February 29, 1996, the effective date of this transaction.

     The software programs acquired from Circuit Master are designed to automate network functions and secure network applications. Included in the software products that were acquired form Circuit Master are "Phantom of the Console," a scripting software that automates repetitive tasks for Novell NetWare file servers, and "Server Sentry," software that automatically reboots a NetWare file server after it crashes.

ITEM 5.   OTHER MATERIAL INFORMATION
          --------------------------

     REVERSE STOCK SPLIT. On March 6, 1996, the Board of Directors approved a one-for-two reverse stock split. The reverse stock split has been approved by stockholders possessing more than 50% of the issued and outstanding shares of LoneStar Common Stock. The reverse stock split will become effective following the filing of an Information Statement with the SEC describing the reverse stock split, the expiration of the SEC review period with respect to the Information Statement, and 20 days after the distribution of the Information Statement to LoneStar stockholders.

     CHANGE OF NAME. The Board of Directors also approved changing the name of LoneStar to Citadel Computer Systems Incorporated to better reflect the recent merger of LoneStar and Citadel. The name change has been approved by stockholders holding more than 50% of the issued and outstanding shares of LoneStar Common Stock and will become effective at the same time as the reverse stock split.

     ELECTION OF NEW BOARD MEMBER. On March 6, 1996, the new Board of Directors following the consummation of the Merger set the number of directors at six and elected Jesse Marion to become a member of the Board of Directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     It is impracticable to provide all of the required financial statements for Citadel or Circuit Master at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

     Filed herewith are the following unaudited financial statements of Citadel:

                                                           Page No.
                                                           --------

Unaudited Balance Sheet as of September 30, 1995 ............   F-1

Unaudited Statement of Loss for the nine months ended
September 30, 1995 ..........................................   F-2

Unaudited Statement of Cash Flows for the nine months
ended September 30, 1995 ....................................   F-3

Unaudited Balance Sheet as of December 31, 1994 .............   F-4

Unaudited Statement of Loss for the year
ended December 31, 1994 .....................................   F-5

Unaudited Statement of Cash Flows for
the year ended December 31, 1994 ............................   F-6

Notes to Financial Statements ...............................   F-7


(B) PRO FORMA FINANCIAL INFORMATION.

     It is impracticable to provide the required pro forma financial statements for Citadel or Circuit Master at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

(C) EXHIBITS.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

          2.1 Second Amended and Restated Plan of Merger, dated February 29, 1996, by and among LoneStar Hospitality Corporation, LSHC Acquisition, Inc. and Citadel Computer Systems Incorporated (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

          2.2 Purchase and Sale Agreement, dated March 1, 1996, by and among LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA, Inc (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

          2.3 Technology Transfer Agreement, by and between LoneStar Hospitality Corporation and Circuit Master Software, Inc., dated February 29, 1996 (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

          2.4 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Bill Mulvany, dated February 29, 1996 (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

          2.5 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Kim Marie Newman, dated February 29, 1996 (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).


          27   Financial Data Schedule


ITEM 8.  CHANGE IN FISCAL YEAR
         ---------------------

     On March 6, 1996, the Board of Directors of LoneStar approved a change in LoneStar's fiscal year end from March 31 to the last day of February, to be effective beginning February 29, 1996. LoneStar's next periodic report to be filed with the Securities and Exchange Commission will be a transition report on Form 10-KSB to be filed with respect to the period ending February 29, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LONESTAR HOSPITALITY CORPORATION
                                    (Registrant)



Date:  March 8, 1996          By:   /s/  Steven B. Solomon
                                 --------------- -------------------------------
                                      Steven B. Solomon, Chief Operating Officer

        CITADEL COMPUTER SYSTEMS INCORPORATED

                SEPTEMBER 30, 1995
                BALANCE SHEET

ASSETS

CURRENT
 Accounts receivable- Winning ticket             $     300,000
 Accounts receivable, less allowance
  for doubtful account of 109,147                      816,005
 Other receivables                                       7,014
 Other current assets                                   18,731
                                                 -------------
Total current assets                                 1,141,750

PROPERTY AND EQUIPMENT, less
 accumulated depreciation                               54,119

INTANGIBLE ASSETS, less accumulated
 amortization                                          593,645

OTHER ASSETS                                            56,141
                                                 -------------

                                                 $   1,845,655
                                                 =============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable                                   $     795,985
 Trade Accounts payable                                493,622
 Accrued expenses                                       55,572
                                                 -------------
Total Current Liabilities                            1,345,179

TRADE ACCOUNTS PAYABLE, long-term                      185,450
                                                 -------------
Total liabilities                                    1,530,629

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock, no par - 3,000 shares
  authorized; 2,895 shares issued and
  outstanding                                               29
 Additional paid-in capital                            840,471
 Deficit                                              (705,561)
 Current Earnings                                      180,087
                                                 -------------
Total stockholders' equity                             315,026
                                                 -------------

                                                 $   1,845,655
                                                 =============


                STATEMENT OF LOSS
                Nine Months ended September 30, 1995

NET SALES                                  $   1,304,048

COST OF SALES                                     93,388
                                           -------------

GROSS PROFIT                                   1,210,660

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                     1,069,780
                                           -------------

                                                 140,880
                                           -------------

Other income (expense):
Gain on sale of product line                     258,871
Interest expense                                 (46,874)
Other expense-including factoring expense        172,790
                                           -------------
TOTAL OTHER INCOME, NET                           39,207
                                           -------------

NET INCOME                                 $     180,087
                                           =============


                STATEMENT OF CASH FLOWS

                Increase (Decrease) in Cash

                Nine Months ended September 30, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                 $      180,087
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                 89,595
       Provision for bad debts                       50,000
       Changes in assets and liabilities:
          Accounts Receivable                      (880,449)
          Intangible assets                         (54,848)
          Other receivables                          (2,681)
          Other assets                                8,709
          Accounts payable                           82,726
          Due to affiliates                         (48,628)
           Accrued expenses                          17,461
                                             --------------
Net cash used in operating activities              (558,028)
                                             --------------

NET CASH USED IN INVESTING ACTIVITIES:
  Capital expenditures                              (30,016)
                                             --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on notes payable                         (207,941)
 Accounts receivable                                445,985
 Proceeds from notes payable                        350,000
                                             --------------

Net cash provided by financing activities           588,044
                                             --------------

Net decrease in cash                                      0
Cash at beginning of year                                 0
                                             --------------
                                                          0
Cash at end of year                          $            -
                                             ==============


        CITADEL COMPUTER SYSTEMS INCORPORATED

                DECEMBER 31, 1994
                BALANCE SHEET

ASSETS

Current

 Accounts receivable, less allowance
  for doubtful accounts of $80,000         $ 155,605
 Other receivables                             4,333
                                           ---------
Total current assets                         159,938

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
   depreciation                               27,274

INTANGIBLE ASSETS, less accumulated
   amortization of $56,000                   504,000

OTHER ASSETS                                  64,850
                                           ---------
                                           $ 756,062
                                           =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                            $   6,272
 Notes payable                               200,000
 Accounts payable:
   Trade                                     269,268
   Affiliates                                 48,628
 Accrued expenses                             38,111
                                           ---------
Total Current Liabilities                    562,279

TRADE ACCOUNTS PAYABLE, LONG-TERM             73,830
                                           ---------
Total liabilities                            636,109

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER' EQUITY
 Common stock, no par - 3,000 shares
   authorized; 2,895 shares issued and
   outstanding                                    29
 Additional paid-in capital                  825,485
 Deficit                                    (705,561)
                                           ---------
Total stockholder's equity                   119,953
                                           ---------

     TOTAL LIABILITIES and EQUITY          $ 756,062
                                           =========


                               STATEMENT OF LOSS
                          Year ended December 31, 1994

NET SALES                               $    726,461

COST OF SALES                                168,075
                                        ------------

GROSS PROFIT                                 558,386

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                  (785,462)
                                        ------------

                                            (227,076)
                                        ------------

Other expense:
Interest expense                             (20,797)
Other expense                                (39,925)
                                        ------------
TOTAL OTHER EXPENSE                          (60,722)
                                        ------------

LOSS BEFORE EXTRAORDINARY ITEM              (287,798)

EXTRAORDINARY ITEM, gain on the
 forgiveness of debt                         110,062
                                        ------------

NET LOSS                                $   (177,736)
                                        ============


                       Statement of Stockholders' Equity

                                  Shares     Amount
Common Stock:

Balance, January 1, 1994           1,400     $      14

Conversion of debt to equity       1,495     $      15

Net Loss
------------------------------------------------------
Balance December 31, 1994          2,895     $      29
======================================================

Additional paid in Capital:

Balance, January 1, 1994                     $       -

Conversion of debt to equity                 $ 825,485
------------------------------------------------------
Balance, December 31, 1994                   $ 825,485
======================================================

Deficit:

Balance, January 1, 1994                     $(527,825)

Net loss                                     $(177,736)
------------------------------------------------------
Balance December 31, 1994                    $(705,561)
======================================================

                STATEMENT OF CASH FLOWS

                Increase (Decrease) in Cash

                Year ended December 31, 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                               $  (177,736)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                          69,353
       Forgiveness of debt                                  (110,062)
       Provision for bad debts                                88,633
       Changes in assets and liabilities:
          Accounts Receivable                               (129,479)
          Other receivables                                    9,640
          Other assets                                          (540)
          Bank overdrafts                                      6,272
          Accounts payable                                   157,385
          Due to affiliates                                   39,938
           Accrued expenses                                   19,341
                                                         -----------
NET CASH USED IN OPERATING ACTIVITIES                        (27,255)
                                                         -----------

NET CASH USED IN INVESTING ACTIVITIES:
  Capital expenditures                                       (25,237)
                                                         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on notes payable                                   120,000
 Proceeds from notes payable                                 170,000
                                                         -----------

Net cash provided by financing activities                     50,000
                                                         -----------

Net decrease in cash                                          (2,492)
Cash at beginning of year                                      2,492
                                                         -----------

Cash at end of year                                      $         -
                                                         ===========


                    CITADEL COMPUTER SYSTEMS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Citadel Computer Systems Incorporated (the COMPANY),
------------------
was incorporated in the state of Delaware on June 30, 1992. The company develops and markets, throughout the United States, utility computer software used primarily in computer networks. To date the company's activities have primarily been limited to marketing and selling existing utility software products through exclusive agreements.

Property, Equipment and Depreciation - Property and equipment are stated at
------------------------------------
cost. Depreciation is computed over estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Intangible Asset - Intangible assets consist of acquired right sot market and
----------------
sell certain software products. These rights are stated at cost or net realizable value and are amortized by the straight-line method over a five year period. During the year ended December 31, 1994, the company capitalized acquired rights totaling $560,000 and incurred amortization expense of $56,000.

Revenue Recognition - The company ships its products to customers on a thirty
-------------------
day trial basis. The company recognizes revenues after the customers accepts the product.

Income Taxes - Deferred income taxes result from temporary differences between
------------
the financial statement and income tax basis of assets and liabilities (see Note
7).

2.  PROPERTY AND EQUIPMENT

Major classes of property and equipment and their estimate useful lives at December 31, 1994, were as follows:

                                Lives        Amount

  Furniture                      5          $ 15,136
  Office equipment               5             9,031
  Computer equipment             3             7,185
----------------------------------------------------
                                            $ 31,352
  Less accumulated depreciation               (4,078)
----------------------------------------------------
  Net property and equipment                $ 27,274

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

3.  INTANGIBLE ASSETS

Effective June 24, 1994, the company acquired exclusive rights to market and sell certain software from Danasoft Incorporated (Danasoft) for $560,000, payable in non-interest bearing monthly installments ranging from $15,000 to $25,000. On October 31, 1994, the company entered into an agreement to issue 5% of the company's common stock to Danasoft to satisfy their unpaid obligation of $465,000. Under the terms of the agreement Danasoft has the right to redeem their shares of common stock for $250,000 at any time from October 1996 through October 1999. The company has the right to redeem these shares of common stock for $450,000 during the same period.

4.  NOTE PAYABLE

The company has a revolving line of credit facility with a bank. The credit agreement provides for maximum borrowing of $200,000 and bears interest at prime rate plus $% and expires January 1995. Borrowings under the agreement totaling $200,000 at December 31, 1994 and are collateralized by under accounts receivable. The borrowings under this agreement were paid off subsequent to year end and the line of credit was not renewed (see Note 9).

5.  RELATED PARTY TRANSACTIONS

Effective February 9, 1994, the company entered into an agreement with a related company, whereby the company has the right to advertise, market and sell a certain software program. The company pays the affiliated company an amount, as defined by the agreement for each program sold. For the year ended December 31, 1994, the company paid approximately $22,000 under this agreement.

6.  FORGIVENESS OF DEBT

During the year ended December 31, 1994, the company negotiated a reduction in amounts due to certain vendors and extended the payment terms. Accordingly, the company has recorded a gain on the forgiveness of debt totaling $110,062 and has classified a portion of accounts payable as long-term.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.  INCOME  TAXES

The deferred income tax asset is comprised of the following at December 31, 1994:


       Amount

       Deferred tax asset:
       Net operating losses                                   $ 213,000
       Allowance for doubtful accounts                           27,000
       ----------------------------------------------------------------

       Deferred income tax asset                                240,000
       Valuation allowance                                     (240,000)
       ----------------------------------------------------------------

       Net deferred income tax asset                          $       -
       ================================================================

The company has estimated its net operating loss carryforward for tax reporting purposes to be approximately $625,000 and is currently reviewing previously filed tax returns to determine if amended returns are needed. the final net operating loss carryforward is available to offset future taxable income through 2009.

8.  COMMITMENTS AND CONTINGENCIES

The company leases its office space under an operating lease agreement. Future minimum lease payments under this operating lease at December 31, 1994, were as follows:

                                      Amount

        1995                         $ 45,408
        1996                         $ 45,408
        1997                         $ 45,408
        1998                         $ 18,920
        ---------------------------  --------
        Total                        $155,144
================================================================================

Rental expense under the operating leases totaled approximately $44,000 for the year ended December 31, 1994.

Effective June 1994, the company has entered into a two year employment agreement with an individual. The employee is responsible for developing company products on an as-needed basis. Under the terms of the agreement, the employee will receive $50,000 per year.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

The company is involved in various legal actions arising in the normal course of business. Management is of the opinion that their outcome will not have a material adverse effect on the company's financial position or results of operations.

9.  SUBSEQUENT EVENTS

Effective January 19, 1995, the company entered into a $228,412 unsecured note payable agreement with a stockholder.
The agreement requires interest to be paid monthly at 15% with principal and unpaid interest due December 31, 1995. Proceeds from this note were used to retire the outstanding debt under the line of credit facility.

Effective March 3, 1995, the company entered into an agreement to factor accounts receivable with recourse on an as needed basis to supplement cash flow. Under the terms of the agreement, the company will incur a fee ranging from 4% to 7% on all accounts that are factored. As of May 26, 1996, $6,106 of the accounts receivable outstanding at December 31, 1994 have been factored.

Effective May 11, 1995, the company entered into a $300,000 loan agreement with an unrelated party, who has expressed an interest in acquiring the company. The agreement prohibits the company from soliciting offers from any other party for a ninety-day period. the note is due August 1995, bears interest at 12% and is collateralized by common stock held by certain stockholders. As of May 26, 1995, no formal agreement has been entered into to sell the company.

10.  SUPPLEMENTAL CASH FLOW INFORMATION

The company paid interest totaling $20,797 during the year ended December 31, 1994. During the year ended December 31, 1994, the company acquired marketing and selling rights and issued a note payable of $560,000.

During the year ended December 31, 1994, t he company converted notes payable totaling $825,500 to equity and issued 1,510 shares of the company's common stock.

                               INDEX TO EXHIBITS



 EXHIBIT NO.                      EXHIBIT                               PAGE
 -----------                      -------                               ----
     2.1 Second Amended and Restated Plan of Merger, dated February 29, 1996, by and among LoneStar
               Hospitality Corporation, LSHC Acquisition, Inc.
               and Citadel Computer Systems Incorporated
               (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item
               601(b)(2) of Regulation S-K).

     2.2 Purchase and Sale Agreement, dated March 1, 1996, by and among LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA, Inc. (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

     2.3       Technology Transfer Agreement, by and between
               LoneStar Hospitality Corporation and Circuit
               Master Software, Inc., dated February 29, 1996
               (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item
               601(b)(2) of Regulation S-K).

     2.4 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Bill Mulvany, dated February 29, 1996 (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

     2.5 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Kim Marie Newman, dated February 29, 1996 (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

     27        Financial Data Schedule